Exhibit 99.1

NewMarket Corporation Announces Expiration of Tender Offer for $150 million in 8 7/8% Senior Notes

Richmond, Va., December 22, 2006 — NewMarket Corporation (NYSE:NEU) announced today that it has completed its previously announced tender offer and consent solicitation commenced on November 21, 2006 for any and all of its outstanding $150 million in aggregate principal amount of 8 7/8% Senior Notes due 2010 (the “Notes”).

The tender offer for the Notes expired at 5:00 p.m., New York City time, on December 21, 2006 (the “Expiration Date”). As of the Expiration Date, NewMarket had received tenders with respect to $149,750,000 in aggregate principal amount of the Notes (99.83% of the $150 million outstanding aggregate principal amount of the Notes) pursuant to NewMarket’s Offer to Purchase and Consent Solicitation Statement, dated November 21, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal and Consent. NewMarket has accepted for payment and paid for all Notes validly tendered prior to the Expiration Date. NewMarket intends to repurchase, redeem or defease the remaining $250,000 of the Notes that were not tendered by the Expiration Date prior to their maturity.

Credit Suisse Securities (USA) LLC acted as exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. D.F. King & Co., Inc. acted as the information agent and depositary for the tender offer.

This press release shall not constitute an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Notes. The tender offer and consent solicitation were made solely by means of the Offer to Purchase and the related Letter of Transmittal and Consent.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Safe Harbor Statement

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2005 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which are available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

  David A. Fiorenza

  Investor Relations

  Phone: 804.788.5555

  Fax: 804.788.5688

  Email: investorrelations@newmarket.com